Exhibit 5

                             REID & PRIEST LLP
           A New York Registered Limited Liability Partnership
                            40 West 57th Street
                          New York, NY  10019-4097
                           Telephone 212 603-2000
                              Fax 212 603-2001

                                                           (212) 603-6780


                                        New York, New York
                                        March 1, 1996


     CompuMed, Inc.
     1230 Rosecrans Avenue, Suite 1000
     Manhattan Beach, California 90266


     Gentlemen:

               We have acted as special counsel to CompuMed, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the registration of 1,412,200 shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"), on behalf of certain holders of Common Stock or rights to acquire Common Stock. 4,200 of the Shares are issuable upon the conversion of the Company's Class A $3.50 Cumulative Convertible Preferred Stock (the "Class A Preferred Stock"), 147,000 of the Shares are issuable upon the exercise of Common Stock Purchase Warrants (the "SASCO Warrants") held by Skeletal Assessment Services Co. ("SASCO"), 1,236,000 of the Shares are owned by certain investors who purchased such shares in an August 1995 private placement (the "Reg D Placement") effected pursuant to Regulation D of the Securities Act of 1933, as amended (the "Securities Act") and the remaining 25,000 Shares are issuable upon the exercise of Common Stock Purchase Warrants (the "Toppen Warrants") held by Maurene Toppen.

               This opinion is being rendered in connection with the filing by the Company of the Registration Statement.

               For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the (i) Registration Statement; (ii) Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof; (iii) Certificate of Designation of the Class A Preferred Stock; (iv) Stock Purchase Agreement, dated August 9, 1995, among the Company and the investors in the Reg D Placement; (v) warrant agreement, as amended relating to the SASCO Warrants; (vi) form of warrant agreement relating to the Toppen Warrants;

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     CompuMed, Inc.                  -2-                   March 1, 1996


     (vii) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, Class A Preferred Stock, the SASCO Warrants, the Reg D Placement and the Toppen Warrants and (viii) such other documents, certificates or other records as we have deemed necessary or appropriate.

               Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

               (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (2) The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the Class A Preferred Stock will be duly authorized and validly issued, and fully paid and non-assessable when the Class A Preferred Stock is duly converted in accordance with the Certificate of Designation of the Class A Preferred Stock.

               (3) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the SASCO Warrants and the Toppen Warrants will be duly authorized and validly issued, and fully paid and non-assessable when the SASCO Warrants and the Toppen Warrants are duly exercised and the exercise price is paid for the shares of Common Stock underlying such warrants in accordance with the terms of the respective warrant agreements.

               (4) The shares of Common Stock included in the Registration Statement that were issued to the investors in the Reg D Placement were duly authorized, validly issued, full paid and are non-assessable.

               We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

     CompuMed, Inc.                   -3-                  March 1, 1996


               We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP